Akumin Announces Full-Year 2022 Results and Provides 2023 Guidance
March 16, 2023 – Plantation, FL – Akumin Inc. (NASDAQ/TSX: AKU) (“Akumin” or the “Company”), a national partner of choice for U.S. hospitals, health systems and physician groups, with comprehensive solutions addressing outsourced radiology and oncology service-line needs, announced today its financial results for the quarter and year ended December 31, 2022.
Fourth Quarter 2022 Highlights
•Akumin delivered fourth quarter same-store volume performance on a consolidated, pro forma basis as follows:
o-0.3% for MRI
o+7.8% for PET/CT
o+8.0% for Oncology Patient Starts
•The Company reported revenue totaling $184.6 million for the fourth quarter, a $5.2 million or 3% increase over the fourth quarter of last year. For the full year ended December 31, 2022, Akumin reported revenue of $749.6 million, a $328.6 million or 78% increase over the full year 2021. This year-over-year increase was primarily as a result of the Alliance HealthCare Services acquisition (the “Alliance Acquisition”) which was completed on September 1, 2021.
•Net loss was $49.3 million and $151.6 million for the fourth quarter and year ended December 31, 2022, respectively, an increase in net loss of $22.7 million and $116.8 million, respectively, compared to the prior periods primarily due to higher interest expense, goodwill impairment charges, restructuring charges, and severance and related costs, partially offset by lower acquisition-related costs.
•Akumin generated $37.4 million of Adjusted EBITDA* (as defined below) for the fourth quarter, a $9.9 million or 36% increase over the fourth quarter of last year. For the full year ended December 31, 2022, Akumin reported Adjusted EBITDA* of $144.1 million, a $77.2 million or 115% increase over the full year 2021, primarily as a result of the Alliance Acquisition.
*For a reconciliation of Adjusted EBITDA, which is a non-GAAP measure, to the most directly comparable GAAP financial measure, please see "Reconciliation of Non-GAAP Financial Measures".

Summary Consolidated Financial Results (in thousands, except for per share amounts)

	3-month period ended Dec 31, 2022	3-month period ended Dec 31, 2021	Year ended Dec 31, 2022	Year ended Dec 31, 2021
MRI Scans	217	217	876	539
PET-CT Scans	34	32	133	46
Oncology Patient Starts	2.623	2.504	10.347	3.401
Revenue	$184,635	$179,443	$749,631	$421,079
Net Loss	($49,331)	($26,632)	($151,587)	($34,814)
Adjusted EBITDA (1)	$37,381	$27,522	$144,102	$66,903
EPS –Diluted	$(0.46)	$(0.36)	$(1.75)	$(0.56)
(1) See “Non-GAAP Measures” below.
Commenting on the year-end results, Riadh Zine, Chairman and Chief Executive Officer of the Company, said, “We are pleased that we were able to deliver strong financial results, within our updated guidance range for the quarter and full year. Our results are particularly impressive given that 2022 was a transformational year for Akumin during which we successfully integrated our $786 million acquisition of Alliance HealthCare Services. The integration comprised a number of initiatives including the implementation of a restructuring resulting in excess of $20 million of organizational savings in our first phase of transformation efforts, consolidated underperforming sites and completed a comprehensive review and repositioning of our oncology business.

"We also had to respond to several industry-wide challenges, including a shortage of clinical labor which negatively impacted our ability to generate same-store revenue growth, and unprecedented cost inflation, particularly in the areas of labor, third-party services, and medical supplies. Despite these challenges, we were able to deliver solid performance and have positioned the business for strong organic growth in 2023 and beyond.
"Our transformation initiatives are well underway and, as we stated in the third quarter, we believe both the second and third phases of our transformation efforts, which are focused on asset rationalization, consolidation, network integration, and purchasing power, are expected to result in more than $25 million in additional run-rate synergies during 2023, Zine continued.
"Akumin’s vision is to be the partner of choice for health systems and hospitals by leveraging our dense network coverage to serve patients in their community, implementing best-in-class clinical standardization to improve patient care, and deploying technology to achieve operational excellence to enhance the patient experience,” Mr. Zine concluded.

Full-Year 2023 Financial Outlook
Akumin is also pleased to announce today its full-year ending December 31, 2023 financial outlook. Akumin currently expects that the financial results of the Company for 2023 will be as follows:

Akumin Full-Year 2023 Guidance (1)
Revenue	$765-775mm
Adjusted EBITDA (2)	$150-160mm
Capex	$55-65mm
(1) For additional information on forward-looking statements, see the section titled "Forward-Looking Information" below.
(2) See “Non-GAAP Measures” below.

Commenting on the 2023 financial outlook, Zine said, “While we have begun to see some improvement to the operating conditions we faced in 2022, some ongoing labor constraints and cost inflation persist in some of our markets which we have factored in to our outlook for 2023, notwithstanding the strong demand for our services which we expect to continue. We are confident in our ability to deliver solid results in 2023 and are encouraged by these early developments thus far in the year.”
Unless otherwise indicated, all amounts are expressed in U.S. dollars. Certain metrics, including those expressed on an adjusted or comparable basis, are non-GAAP measures. See “Non-GAAP Measures” and “Selected Consolidated Financial Information” of this press release for further details.
Investor Presentation
Akumin would like to invite interested parties to an investor presentation to be held on Friday, March 17, 2023 from 8:30 a.m. to 9:30 a.m. Eastern Time where management will discuss fourth quarter and year-end results.
Conference call details:
Date:                8:30 a.m. Eastern Time, Friday, March 17, 2023
Click to join by phone:        https://akum.in/2022-YearEndResults-Audio
Access via webcast:        https://akum.in/2022-YearEndResults-Webcast

A related presentation will be available from Akumin’s website (www.akumin.com) and at https://akumin.com/investor-relations/events-presentations/. Participants are asked to connect at least 10 minutes prior to the beginning of the call to ensure participation. The webcast archive will be available for 90 days. A replay of the presentation will also be available by calling 1-888-203-1112, or 647-436-0148 for international callers, using passcode 6212460.

About Akumin
Akumin is a national partner of choice for U.S. hospitals, health systems and physician groups, with comprehensive solutions addressing outsourced radiology and oncology service-line needs. Akumin provides (1) fixed-site outpatient diagnostic imaging services through a network of more than 180 owned and/or operated imaging locations; and (2) outpatient radiology and oncology services and solutions to approximately 1,100 hospitals and health systems across 48 states. By combining clinical and operational expertise with the latest advances in technology and information systems, Akumin facilitates more efficient and effective diagnosis and treatment for patients and their providers. Akumin’s imaging procedures include MRI, CT, positron emission tomography (PET and PET/CT), ultrasound, diagnostic radiology (X-ray), mammography, and other interventional procedures; cancer care services include a full suite of radiation therapy and related offerings. For more information, visit www.akumin.com and www.alliancehealthcareservices-us.com.
Non-GAAP Measures
This press release refers to certain non-GAAP measures. These non-GAAP measures are not recognized measures under United States generally accepted accounting principles (“GAAP”) and do not have a standardized meaning prescribed by GAAP. Although the Company provides guidance for adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including equity-based compensation, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our adjusted EBITDA guidance to net income without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information regarding net income, which could be material to future results.
There is unlikely to be comparable or similar measures presented by other companies. Rather, these non-GAAP measures are provided as additional information to complement those GAAP measures by providing further understanding of our results of operations from management’s perspective. Accordingly, these non-GAAP measures should not be considered in isolation nor as a substitute for analysis of our financial information reported under GAAP. We use non-GAAP financial measures, including “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDA Margin” (each as defined below). These non-GAAP measures are used to provide investors with supplemental measures of our operating performance and thus highlight trends in our core business that may not otherwise be apparent when relying solely on GAAP measures. We believe the use of these non-GAAP measures, along with GAAP financial measures, enhances the reader’s understanding of our operating results and is useful to us and to investors in comparing performance with competitors, estimating enterprise value, and making investment decisions. We also believe that securities analysts, investors, and other interested parties frequently use non-GAAP measures in the evaluation of issuers. Our management uses non-GAAP measures to facilitate operating performance comparisons from period to period, to prepare annual operating budgets and forecasts and to determine components of management compensation. Reconciliations of non-GAAP measures to the relevant reported measures can be found in "Reconciliation of Non-GAAP Financial Measures" and in our Form 10-K filed March 16, 2023 available in our public disclosure at www.sec.gov and www.sedar.com.

We define such non-GAAP measures as follows:
“EBITDA” means net income (loss) before interest expense (net), income tax expense (benefit), and depreciation and amortization.

“Adjusted EBITDA” means EBITDA, as further adjusted for impairment charges, restructuring charges, severance and related costs, settlements and related costs (recoveries), stock-based compensation, gain on sale of accounts receivable, losses (gains) on disposal of property and equipment, acquisition-related costs, financial instrument revaluation adjustments, gain on conversion of debt to equity investment, deferred rent expense, other losses (gains), and one-time adjustments.

“Adjusted EBITDA Margin” means Adjusted EBITDA divided by the total revenue in the period.

Forward-Looking Information
Certain information in this press release constitutes forward-looking information or forward-looking statements. In some cases, but not necessarily in all cases, such statements or information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “is positioned”, “estimates”, “intends”, “assumes”, “anticipates” or “does not anticipate” or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will” or “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events.
Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by Akumin as of the date of this press release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including but not limited to the factors described in greater detail in the “Risk Factors” section of our Form 10-K filed March 16, 2023, which is available at www.sec.gov and www.sedar.com. These factors are not intended to represent a complete list of the factors that could affect Akumin; however, these factors should be considered carefully. There can be no assurance that such estimates and assumptions will prove to be correct. The forward-looking statements contained in this press release are made as of the date of this press release, and Akumin expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.
For further information:
R. Jeffrey White
Investor Relations
1-866-640-5222
jeffrey.white@akumin.com
<Financial tables follow.>

Selected Consolidated Financial Information

(in thousands)	Three-month period ended Dec 31, 2022	Three-month period ended Dec 31, 2021	$ Change	% Change
Revenue	$ 184,635	$ 179,443	$ 5,192	3%

Employee compensation	65,480	72,684	(7,204)	-10%
Reading fees	11,499	11,200	299	3%
Rent and utilities	12,601	12,305	296	2%
Third party services and professional fees	31,170	30,337	833	3%
Administrative	10,085	11,512	(1,427)	-12%
Medical supplies and other expenses	17,133	14,455	2,678	19%
Depreciation and amortization	23,195	24,536	(1,341)	-5%
Impairment charges	26,500	-	26,500	n/m
Restructuring charges	5,259	1,513	3,746	248%
Severance and related costs	608	1,323	(715)	-54%
Settlements, recoveries and related costs	578	(145)	723	-499%
Stock-based compensation	867	795	72	9%
Other operating expense (income), net	(184)	305	(489)	-160%
Interest expense	30,362	28,354	2,008	7%
Acquisition-related costs	141	5,821	(5,680)	-98%
Other non-operating income, net	(620)	(528)	(92)	17%
Loss before income taxes	(50,039)	(35,024)	(15,015)	43%
Income tax expense (benefit)	(708)	(8,392)	7,684	-92%
Noncontrolling interests	(7,721)	5,089	(12,810)	-252%
Net loss attributable to common stockholders	$ (41,610)	$ (31,721)	$ (9,889)	31%

(in thousands)	Year Ended Dec 31, 2022	Year Ended Dec 31, 2021	$ Change	% Change
Revenue	$ 749,631	$ 421,079	$ 328,552	78%

Employee compensation	279,906	160,840	119,066	74%
Reading fees	46,164	42,842	3,322	8%
Rent and utilities	50,715	37,158	13,557	36%
Third party services and professional fees	120,441	60,108	60,333	100%
Administrative	45,706	27,853	17,853	64%
Medical supplies and other expenses	65,445	27,566	37,879	137%
Depreciation and amortization	98,205	44,895	53,310	119%
Impairment charges	47,202	-	47,202	n/m
Restructuring charges	16,625	1,992	14,633	735%
Severance and related costs	10,890	1,376	9,514	691%
Settlements, recoveries and related costs	679	(539)	1,218	-226%
Stock-based compensation	3,242	2,792	450	16%
Other operating expense (income), net	(7,512)	583	(8,095)	-1389%
Interest expense	118,012	62,575	55,437	89%
Acquisition-related costs	708	20,233	(19,525)	-97%
Other non-operating income, net	(3,620)	(3,990)	370	-9%
Loss before income taxes	(143,177)	(65,205)	(77,972)	120%
Income tax expense (benefit)	8,410	(30,391)	38,801	-128%
Noncontrolling interests	5,174	8,477	(3,303)	-39%
Net loss attributable to common stockholders	$ (156,761)	$ (43,291)	$ (113,470)	262%

Reconciliation of Non-GAAP Financial Measures

(in thousands)	Three-month period ended Dec 31, 2022	Three-month period ended Dec 31, 2021	Year ended Dec 31, 2022	Year ended Dec 31, 2021
Net loss	$ (49,331)	$ (26,632)	$ (151,587)	$ (34,814)
Income tax expense (benefit)	(708)	(8,392)	8,410	(30,391)
Depreciation and amortization	23,195	24,536	98,205	44,895
Interest expense	30,362	28,354	118,012	62,575
EBITDA	3,518	17,866	73,040	42,265
Adjustments:
Impairment charges	26,500	-	47,202	-
Restructuring charges	5,259	1,513	16,625	1,992
Severance and related costs	608	1,323	10,890	1,376
Settlements, recoveries and related costs	578	(145)	679	(539)
Stock-based compensation	867	795	3,242	2,792
Loss (gain) on sale of accounts receivable	219	-	(7,384)	-
Loss (gain) on disposal of property and equipment, net	(225)	427	173	748
Acquisition-related costs	141	5,821	708	20,233
Fair value adjustment on derivative	(280)	(50)	(1,390)	(100)
Gain on conversion of debt to equity investment	-	-	-	(3,360)
Deferred rent expense	301	277	1,205	1,802
Other, net	(105)	(305)	(888)	(306)
Adjusted EBITDA	$ 37,381	$ 27,522	$ 144,102	$ 66,903
Revenue	184,635	179,443	749,631	421,079
Adjusted EBITDA Margin(2)	20%	15%	19%	16%

(1)Deferred rent expense is defined as operating lease cost less operating cash flows from operating leases and adjusted for any prepayments or related items.
(2)Adjusted EBITDA Margin is computed by dividing Adjusted EBITDA by the total revenue in the period.